Exhibit 10.4

FIRST AMENDMENT TO
ENERGY PARTNERS, LTD.
AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN FOR
NON-EMPLOYEE DIRECTORS

The Energy Partners, Ltd. Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors is hereby amended in the following respects:

1. Section 4 of Article V is amended by adding the following sentence at the end thereof:

“Payment shall be made on such date on or after the Payment Event as the Plan Administrator shall determine but no later than ninety (90) days after the occurrence of the Payment Event.”

2. Article VI is amended by adding the following sentence at the end thereof:

“Anything in the Plan to the contrary notwithstanding, no adjustment shall be made pursuant to this Article VI that causes any award that is not otherwise deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to become deferred compensation subject to Section 409A of the Code.”

3. Article VII is amended by adding the following new Section 3:

“3.           Internal Revenue Code Section 409A.  It is intended that any stock options granted under the Plan not constitute deferred compensation subject to Section 409A of the Code, and the Plan shall be interpreted and operated consistently with that intent.  In the event that it shall be determined that any payments or benefits payable to an Eligible Director under the Plan constitute non-qualified deferred compensation covered by Code Section 409A for which no exemption under Code Section 409A or the regulations thereunder is available (“Covered Deferred Compensation”), then notwithstanding anything in the Plan to the contrary, the Eligible Director shall be deemed to have ceased to be a Director for purposes of the Plan if and only if the Eligible Director has experienced a “separation from service” within the meaning of said Section 409A and the regulations thereunder.  The provisions of the Plan relating to such Covered Deferred Compensation shall be interpreted and operated consistently with the requirements of Code Section 409A and the regulations thereunder.”

Dated: November 13, 2008
ENERGY PARTNERS, LTD. By: /s/ John H. Peper John H. Peper Executive Vice President, General Counsel and Corporate Secretary